Exhibit 99.1

Celebrating **25 years**

Experienced Management, Quality Assets and Proven Strategy

# CAPSTEAD

Capstead Mortgage Corporation
2010 Annual Report

# How we invest.

Capstead invests in a conservatively leveraged portfolio of almost exclusively residential adjustable-rate mortgage ("ARM") securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Agency-guaranteed mortgage securities are considered to have little, if any, credit risk, particularly in light of the conservatorship of Fannie Mae and Freddie Mac by the federal government in 2008.

Capstead's investment strategy is designed to produce attractive risk-adjusted returns over the long term, while reducing, but not eliminating, sensitivity to changes in interest rates. This strategy differentiates the Company from its peers because ARM securities reset to more current interest rates within a relatively short period of time allowing for:

From a credit-risk perspective, the credit quality of agency-guaranteed mortgage securities helps ensure that fluctuations in value due to credit risk should be limited and financing at reasonable rates and terms should remain available under stressed market conditions.

To our Stockholders:

Capstead has come a long way in 25 years. In 1985, we were created and listed on the New York Stock Exchange as an outlet for a large mortgage banking firm’s nonconforming residential mortgage loan production, utilizing the real estate investment trust (“REIT”) model in a novel way. Nonconforming mortgage loans do not qualify for purchase by Fannie Mae and Freddie Mac (each a government sponsored enterprise, or “GSE”), or by Ginnie Mae, an agency of the federal government (together, the “agencies”). In the following years, we evolved into one of the largest nonconforming mortgage loan conduits and later built a significant mortgage servicing platform. We exited the conduit business in 1994 in order to avoid residential credit risk, and in 1998 we sold our mortgage servicing business. In 2000, we adopted our current investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed adjustable-rate mortgage (“ARM”) securities that carry an implied AAA rating with limited, if any, credit risk, particularly in light of the conservatorship of the GSEs by the federal government in 2008.

Investing in agency-guaranteed mortgage securities virtually eliminates our exposure to the credit risk of the underlying mortgage loans, and our focus on ARM securities is designed to produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates. At December 31, 2010, 88% of our investment portfolio consisted of current-reset ARM securities that will adjust to a more current rate of interest in less

The U.S. REIT industry has come a long way too, celebrating its 50th anniversary in 2010.

than 18 months, with nearly all of the remainder consisting of ARM securities that will reset in rate in three years on average. Our investment strategy differentiates us from our peers because the coupon interest rates on mortgage loans

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)	2010	2009	2008

For the year ended December 31:
Net interest margin	$143,527	$185,765	$142,036
Net income	126,896	129,263	125,923
Earnings per diluted common share	1.52	1.66	1.93

As of December 31:
Mortgage securities and similar investments	8,515,691	8,091,103	7,499,249
Repurchase arrangements and similar borrowings	7,792,743	7,435,256	6,751,500
Long-term investment capital:
Unsecured borrowings, net	99,978	99,978	99,978
Stockholders’ equity	1,027,425	1,013,941	760,450

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Capstead Mortgage Corporation

REITs were created by the U.S. Congress in 1960 to make real estate investing available to all investors.

underlying current-reset ARM securities reset to more current interest rates within a relatively short period of time, allowing for a recovery of financing spreads diminished during periods of rising interest rates and providing for smaller fluctuations in portfolio values from changes in interest rates compared with portfolios that contain a significant amount of fixed-rate mortgage securities.

Not only did we celebrate our 25th Anniversary in 2010, but our operating results were one of the best in our Company’s history. We reported net income of $126.9 million in 2010, which together with $129.3 million in 2009 and $125.9 million in 2008, makes this the best consecutive three-year period in Capstead’s 25-year history. Over this same three-year period, our book value grew 30% to $12.02 per common share from $9.25 per common share at December 31, 2007.

That is not to say 2010 was without its challenges. In February, the GSEs announced programs to buyout a backlog of seriously delinquent loans from their guarantee portfolios. This created a period of sharply higher mortgage prepayments as delinquent loans were removed from the GSE securities that we own. As a result, our portfolio runoff (mortgage prepayments and scheduled payments) increased to over $2.9 billion in 2010, nearly doubling runoff experienced in 2009. After the delinquency backlog cleared in July, mortgage prepayments declined considerably allowing for a recovery in net interest margins and earnings temporarily diminished by high levels of investment premium amortization charges and lower portfolio balances and leverage.

Despite the high level of mortgage prepayments resulting from the GSE buyout programs, market conditions continued to be favorable for investors in agency-guaranteed residential mortgage securities. Prices for our investment portfolio remained strong, and the availability of financing at attractive interest rates remained plentiful. With 2010 portfolio acquisitions totaling almost $3.3 billion, we were able to more than replace all of the year’s accelerated runoff contributing to an increase in our investment portfolio to over $8.5 billion by the end of 2010.

While our investment strategy involves a measured use of leverage, our experience and discipline in the use of this leverage has allowed us to successfully navigate the turbulent markets seen in recent years. With long-term investment capital of over $1.1 billion at December 31, 2010, our portfolio leverage remained relatively modest at 6.91 to one. Our available liquidity at year-end totaled over $650 million, which should provide ample liquidity to manage our existing investment portfolio and to take advantage of opportunities to acquire additional agency-guaranteed ARM securities.

On what could have significant political and economic implications for years to come, in February 2011, the Department of the Treasury released the Administration’s plan to reform America’s housing finance market. We applaud elements of the plan designed to address fundamental flaws in the mortgage market by improving underwriting standards and by phasing in higher down-payment requirements.

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Capstead Mortgage Corporation

Formed in 1985, Capstead has the distinction of being the oldest residential mortgage REIT. Our most recent five-year compound annual growth rate of over 29% is well above our peers.

The Administration’s plan also calls for gradually reducing the GSEs’ footprint in housing finance by lowering conforming loan limits and eventually winding down the size of the GSEs’ investment portfolios, which together currently total $1.5 trillion.

More importantly, the Administration’s plan puts forth several longer-term reform options for structuring the government’s future role in the housing market. Each of the three options presented would produce a market where the private sector plays the dominant role in providing mortgage credit, and each option has its advantages and disadvantages.

While the debate in Washington will likely be fierce at times, what cannot be lost in the debate is the critical role the GSEs play in providing access to home mortgages at reasonable rates for creditworthy Americans throughout the economic cycle and the liquidity the GSEs provide to the mortgage market during periods of market disruptions.

The Treasury Secretary has pledged that the reform process will proceed in a responsible and careful manner in order to “support the recovery and the process of repair of the housing market.” We believe any significant changes to the housing finance market will take years to develop and, in the end, the government will continue to provide a guarantee of conforming mortgage loans.

Regarding monetary policy, the Federal Open Market Committee (“FOMC”) of the Federal Reserve continues to signal that higher short-term interest rates are not forthcoming for some time. We believe the recent economic recovery remains too fragile to withstand an aggressive tightening policy by the FOMC and that they will first use other tools to achieve their policy objectives before resorting to increasing the federal funds rate. Should this prove to be the case, our borrowing rates could remain low throughout 2011.

Our recent success in re-leveraging our long-term investment capital, together with the favorable prepay characteristics of our seasoned portfolio of agency-guaranteed ARM securities and continued low borrowing rates, bolsters our expectations that we will continue to produce strong financial results in 2011. As market conditions evolve, we will continue to be opportunistic in growing our holdings of agency-guaranteed ARM securities and our investment capital, while remaining mindful of the market’s recent history in determining the appropriate amount of leverage and liquidity required to prudently manage our portfolio.

We look forward to our next 25 years, and on behalf of our board of directors and all of our employees, thank you for your continued support and investment.

Sincerely,

Andrew F. Jacobs

President and CEO

March 1, 2011

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Capstead Mortgage Corporation

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31
	2010	2009
Assets:
Mortgage securities and similar investments ($8.22 billion and $7.86 billion pledged under repurchase arrangements, respectively)	$8,515,691	$8,091,103
Cash collateral receivable from interest rate swap counterparties	35,289	30,485
Interest rate swap agreements at fair value	9,597	1,758
Cash and cash equivalents	359,590	409,623
Receivables and other assets	76,078	92,817
Investments in unconsolidated affiliates	3,117	3,117

	$8,999,362	$8,628,903

Liabilities:
Repurchase arrangements and similar borrowings	$7,792,743	$7,435,256
Cash collateral payable to interest rate swap counterparties	9,024	—
Interest rate swap agreements at fair value	16,337	9,218
Unsecured borrowings	103,095	103,095
Common stock dividend payable	27,401	37,432
Accounts payable and accrued expenses	23,337	29,961

	7,971,937	7,614,962

Stockholders’ equity:
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 187 and 188 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively ($3,073 aggregate liquidation preference)	2,620	2,630
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at December 31, 2010 and December 31, 2009 ($180,023 aggregate liquidation preference)	176,703	176,703
Common stock - $0.01 par value; 250,000 shares authorized:
70,259 and 69,319 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	703	693
Paid-in capital	1,028,382	1,017,185
Accumulated deficit	(354,883)	(356,154)
Accumulated other comprehensive income	173,900	172,884

	1,027,425	1,013,941

	$8,999,362	$8,628,903

Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for the Series A and B preferred stock)	$12.02	$11.99

See the accompanying notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2011, and available on our website at www.capstead.com.

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Capstead Mortgage Corporation

Consolidated Statements of Income

(In thousands, except per share amounts)

	Year Ended December 31
	2010	2009	2008
Interest income:
Mortgage securities and similar investments	$199,300	$314,100	$398,285
Other	478	495	2,204

	199,778	314,595	400,489

Interest expense:
Repurchase arrangements and similar borrowings	(47,502)	(120,083)	(249,706)
Unsecured borrowings	(8,747)	(8,747)	(8,747)
Other	(2)	—	—

	(56,251)	(128,830)	(258,453)

	143,527	185,765	142,036

Other revenue (expense):
Impairment and related charges associated with investments in commercial real estate loans	—	(40,423)	—
Miscellaneous other revenue (expense)	(904)	(218)	(1,593)
Incentive compensation expense	(5,055)	(4,769)	(6,000)
General and administrative expense	(10,931)	(11,351)	(8,779)

	(16,890)	(56,761)	(16,372)

Income before equity in earnings of unconsolidated affiliates	126,637	129,004	125,664
Equity in earnings of unconsolidated affiliates	259	259	259

Net income	$126,896	$129,263	$125,923

Net income available to common stockholders:
Net income	$126,896	$129,263	$125,923
Less cash dividends paid on preferred shares	(20,233)	(20,239)	(20,251)

	$106,663	$109,024	$105,672

Earnings per common share:
Basic	$1.53	$1.67	$1.94
Diluted	1.52	1.66	1.93

Cash dividends per common share	1.51	2.24	2.02

Average number of common shares outstanding:
Basic	69,552	65,045	54,007
Diluted	69,901	65,449	54,468

See the accompanying notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2011, and available on our website at www.capstead.com.

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Capstead Mortgage Corporation

Directors

Jack Biegler Private Investments Chairman of the Board	Gary Keiser Private Investments	Christopher W. Mahowald President, RSF Management and RSF Partners	Mark S. Whiting Managing Partner, Drawbridge Partners, LLC

Andrew F. Jacobs President and Chief Executive Officer	Paul M. Low Private Investments Chairman Emeritus	Michael G. O’Neil Private Investments

Officers

President and CEO	Executive Vice Presidents	Senior Vice Presidents	Vice Presidents

Andrew F. Jacobs President and Chief Executive Officer	Phillip A. Reinsch Chief Financial Officer and Secretary	Michael W. Brown Asset and Liability Management and Treasurer	Diane F. Wilson Financial Accounting and Reporting

	Robert R. Spears, Jr. Director of Residential Mortgage Investments	D. Christopher Sieber Financial Accounting and Reporting	Richard A. Wolf Asset and Liability Management

25th Anniversary Celebrated at NYSE

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Capstead Mortgage Corporation

Corporate Shareholder Information

Transfer Agent and Registrar

Inquiries concerning dividend payments, lost certificates, change of address and account information should be directed to:

Wells Fargo Shareowner Services

Post Office Box 64854

St. Paul, Minnesota 55164-0854

(800) 468-9716

www.wellsfargo.com/shareownerservices

Preferred Share Conversions

Holders of the Series A and Series B preferred shares may convert into common shares at any time.

Holders of the Series A and Series B preferred shares are advised to carefully consider whether or not it is economically advantageous to convert into common shares, considering the conversion ratio as well as the prevailing market prices and dividends of both the common and preferred shares.

If conversion is requested after one or more preferred record dates and on or before the record date for payment of quarterly dividends on the common shares, the preferred holder requesting conversion must return to Capstead all preferred share dividends declared and paid for the corresponding quarter.

Available Information

Capstead makes available on its website at www.capstead.com, free of charge, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations, quarterly fact sheets, press releases, charters for the committees of the board of directors, the Board of Directors Guidelines, the Code of Business Conduct and Ethics, the Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Such information is also furnished upon written request to:

Capstead Mortgage Corporation

Attention: Stockholder Relations

8401 North Central Expressway

Suite 800

Dallas, Texas 75225-4410

Annual Meeting

The annual meeting of stockholders will be held at 9:00 A.M. central time on Wednesday, May 4, 2011 at:

8401 North Central Expressway

Suite 345

Dallas, Texas 75225-4410

Total Return Performance*

*	Total Returns and compound annual growth rates (“CAGR”) are based on the following cumulative total returns assuming the investment of $100 on December 31, 2005 and the reinvestment of dividends. The performance shown is not necessarily indicative of future results.

	Cumulative Periods Ending December 31,
	2005	2006	2007	2008	2009	2010
Capstead Mortgage Corporation	$100.00	$144.35	$235.95	$229.63	$344.99	$360.91
Russell 2000 Index	100.00	118.37	116.51	77.15	98.11	124.46
NAREIT Mortgage Index	100.00	119.32	68.79	47.25	58.89	72.20

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Capstead Mortgage Corporation

CAPSTEAD

8401 North Central Expressway
Suite 800
Dallas, TX 75225
800.358.2323
www.capstead.com

## FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "intend," "project," "will be," "will likely continue," "will likely result," or words or phrases of similar meaning. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following: changes in general economic conditions; fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis; the availability of new investment capital; increases in costs and other general competitive factors; deterioration in credit quality and ratings; the availability of suitable qualifying investments from both an investment return and regulatory perspective; the availability of residential mortgage pass-through securities issued and guaranteed by the GSEs, currently Fannie Mae or Freddie Mac, or by an agency of the federal government, currently Ginnie Mae; and changes in legislation or regulation affecting the GSEs and similar federal government agencies and related guarantees.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties many of which are set forth in the "Risk Factors" sections contained in the Company's periodic filings with the SEC, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Any forward-looking statements speak only as of the date the statement is made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this document are cautioned not to place undue reliance on the forward-looking statements.

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